CERTIFICATE OF FORMATION

OF

Wachovia Education Loan Funding LLC

This Certificate of Formation of Wachovia Education Loan Funding LLC (the “LLC”), dated as of June 7, 2005, has been duly executed and is being filed by Jeff D. Blake, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.18-101, et seq.).

FIRST.

  The name of the limited liability company formed hereby is Wachovia Education Loan Funding LLC.

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

THIRD.  The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

     /s/ Jeff D. Blake

Name:  Jeff D. Blake

Authorized Person